UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2021

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street New York, New York 10038
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Board and Executive Leadership Transitions

On October 26, 2020, American International Group, Inc. (the “Company” or “AIG”) announced the appointment of Peter S. Zaffino, AIG’s current President and Global Chief Operating Officer, as President and Chief Executive Officer and the appointment of Brian Duperreault, AIG’s current Chief Executive Officer, as Executive Chairman of the Board, in each case, effective March 1, 2021 (the “Effective Date”). On February 11, 2021, AIG entered into letter agreements with Mr. Zaffino and Mr. Duperreault, respectively, in connection with their new positions.

The agreement with Mr. Zaffino provides that he will serve as President and Chief Executive Officer of the Company as of the Effective Date. His agreement provides for an initial annual target direct compensation beginning on the Effective Date of $17,000,000, comprising an annual base salary of $1,500,000, a target 2021 short-term incentive opportunity of $4,000,000 and a target 2021 long-term incentive opportunity of $11,500,000. Mr. Zaffino will be entitled to severance in accordance with AIG’s Executive Severance Plan, and his equity awards will fully vest upon a Covered Termination (as defined in AIG’s Executive Severance Plan) and upon his death, Disability or Retirement (as defined in AIG’s Long Term Incentive Plan). Mr. Zaffino will be entitled to benefits consistent with senior executives of AIG and reimbursement of reasonable business expenses, in each case in accordance with applicable AIG policies as in effect from time to time. To facilitate the performance of his management responsibilities, AIG will provide Mr. Zaffino with use of AIG aircraft, use of AIG pool cars and drivers, and an annual cash perquisite allowance of $35,000. Mr. Zaffino will be permitted to use AIG aircraft for personal purposes and will reimburse AIG for incremental costs to the Company associated with any such personal usage in excess of $195,000 per year.

The agreement with Mr. Duperreault provides that he will serve as Executive Chairman upon the Effective Date through the close of business on December 31, 2021, after which he will become a non-officer employee of AIG providing assistance and advice to the extent requested by the Chief Executive Officer. His agreement provides for a 2021 annual target direct compensation beginning on the Effective Date for his service as Executive Chairman of $12,750,000, comprising an annual base salary of $1,000,000, a target 2021 short-term incentive opportunity of $750,000 (with actual annual incentive for 2021 being based on the time-weighted average of his annual incentive targets for the year, first as Chief Executive Officer and then as Executive Chairman) and a target 2021 long-term incentive opportunity of $11,000,000 in the form of 50% restricted stock units and 50% stock options. During his term as Executive Chairman, Mr. Duperreault will continue to be entitled to benefits consistent with senior executives of AIG and reimbursement of reasonable business expenses, in each case in accordance with applicable AIG policies as in effect from time to time, and including access to offices in New York and Bermuda, AIG aircraft usage consistent with the policy that currently applies to him (including an allowance of up to $195,000 in personal travel), use of AIG pool cars and drivers, and a cash perquisite allowance for 2021 of $35,000.

The agreement with Mr. Duperreault also provides for 2022 annual target direct compensation for service as a non-officer employee of $7,500,000, comprising an annual base salary of $500,000 and a target 2022 long-term incentive opportunity of $7,000,000 in the form of 50% in restricted stock units and 50% in stock options. Beginning in 2022, Mr. Duperreault will no longer be eligible for an annual short-term incentive opportunity. Mr. Duperreault will continue to be entitled to severance in accordance with AIG’s Executive Severance Plan through December 31, 2021, after which he will no longer participate in the plan. If during 2022, Mr. Duperreault’s employment is terminated by AIG without “Cause” (as defined in AIG’s Executive Severance Plan), he will be entitled to receive the remainder of the target compensation due to him and any long-term incentive award grants previously awarded to him will vest subject to the terms and conditions of AIG’s Long Term Incentive Plan. During his employment during 2022, Mr. Duperreault also will continue to have access to offices in New York and Bermuda and use of AIG pool cars and drivers. In addition, he will be permitted aircraft usage as available and will reimburse AIG for all costs associated with any personal usage of the Company’s aircraft. Unless he and the Chief Executive Officer otherwise agree in writing, Mr. Duperreault’s employment will end at the close of business on December 31, 2022.

Both letter agreements were approved by the independent members of the Board of Directors, based on the recommendation of the Compensation and Management Resources Committee after advice from F.W. Cook, its independent compensation consultant, and Sullivan & Cromwell LLP, its outside legal counsel. Any bonus, equity or equity-based award or other incentive compensation granted to Mr. Zaffino or Mr. Duperreault will be subject to the AIG Clawback Policy (and any other AIG clawback policies as may be in effect from time to time).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: February 12, 2021	By:	/s/ Kristen W. Prohl
		Name:	Kristen W. Prohl
		Title:	Assistant Secretary